CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Thrifty
PrintingInc. (the "Company") on Form 10-QSB for the period
ended June 30, 2006 as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), I,
Harvey Lalach, the Chief Financial Officer (Principal
Financial Officer and Principal Accounting Officer) of the
Company, certify, pursuant to 18 U.S.C. section 1350, as
adopted pursuant to Section 906 of the Sarbanes-Oxley Act
of 2002, that to my knowledge:
(1)	the Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of
1934; and
(2)	the information contained in the Report fairly
presents, in all material respects, the financial condition and result of operations of the Company.
Dated: August 9, 2006

/S/ Harvey Lalach
Harvey Lalach
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)